As filed with the Securities and Exchange Commission on November 26, 2008

Registration No. 333-149162

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EATON VANCE CORP. (Exact Name of Registrant as Specified in Its Charter)

Maryland	04-2718215
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 State Street Boston, Massachusetts 02109 (Address of principal executive offices)

Eaton Vance Corp 2007 Stock Option Plan (Full Title of the Plan)

Frederick S. Marius Chief Legal Officer Eaton Vance Corp. The Eaton Vance Building, 255 State Street Boston, MA 02109 (Name and Address of Agent for Service)

(617) 482-8260 (Telephone Number, Including Area Code, of Agent For Service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [X]	Accelerated filer [ ]

Non accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

DEREGISTRATION

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-149162) (the “2007 Plan Registration Statement”) is filed for the purpose of acknowledging and advising that (i) the Registrant has replaced the Registrant’s 2007 Stock Option Plan (the “2007 Plan”) with the Registrant’s 2008 Omnibus Incentive Plan (the “2008 Plan”) and (ii) the Registrant has filed a new Registration Statement on Form S-8 on November 25, 2008 for the 2008 Plan (the “2008 Plan Registration Statement”). The 2008 Plan Registration Statement registers an aggregate of 6,500,000 shares of the Registrant’s non-voting common stock, par value $0.00390625 per share (the “Non-Voting Common Stock”). Of the aggregate shares of Non-Voting Common Stock being registered under the 2008 Plan Registration Statement, 1,336,797 shares of Non-Voting Common Stock are hereby carried forward, in accordance with Instruction E of Form S-8, from those previously registered under the 2007 Plan Registration Statement, but not issued or otherwise allocated to outstanding awards under the 2007 Plan (the “Unallocated Shares”). As a result of this transfer, the Unallocated Shares will not be available for offer and sale under the 2007 Plan after the effective date of this Post-Effective Amendment No. 1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

To the extent that this Post-Effective Amendment No. 1 does not specifically amend or modify the terms or provisions of the 2007 Plan Registration Statement as previously filed, this Post-Effective Amendment No. 1 shall have no effect on those terms and provisions and they shall continue in full force and effect.

Item 8. Exhibits.

Exhibit No.	Description

24.1	Power of Attorney (included on signature page).*

* Filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 25th day of November, 2008.

EATON VANCE CORP.

By: /s/ Thomas E. Faust, Jr.

Name:	Thomas E. Faust, Jr.
Title:	Chairman, Chief Executive Officer and
President

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert J. Whelan as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas E. Faust, Jr.___	Director, Chairman, Chief Executive Officer	November 25, 2008
Thomas E. Faust, Jr.	and President (Principal Executive Officer)

/s/ Robert J. Whelan_____	Chief Financial Officer (Principal Financial	November 25, 2008
Robert J. Whelan	Officer)

/s/ Laurie G. Hylton______	Chief Accounting Officer (Principal	November 25, 2008
Laurie G. Hylton	Accounting Officer)

/s/ Duncan W. Richardson_	Director, Executive Vice President and	November 25, 2008
Duncan W. Richardson	Chief Equity Officer

/s/ Ann E. Berman_______	Director	November 25, 2008
Ann E. Berman

/s/ Leo I. Higdon________	Director	November 25, 2008
Leo I. Higdon, Jr.

__________________	Director
Vincent M. O’Reilly

Signature	Title	Date

/s/ Dorothy E. Puhy_____	Director	November 25, 2008
Dorothy E. Puhy

__________________	Director
Winthrop W. Smith, Jr.

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney (included on signature page).*

*Filed herewith.